================================================================================


                          The Derby Cycle Corporation


                              Warrant to Purchase
                         Shares of Class A Common Stock



                               Warrant Agreement



                         Dated as of November 22, 2000


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

     This WARRANT AGREEMENT (the "Agreement"), dated as of November 22, 2000 among The Derby Cycle Corporation, a Delaware corporation (the "Company"), and Thayer Equity Investors III, L.P. ("Thayer"), Perseus Cycle, L.L.C. ("Perseus") and Quantum Industrial Partners LDC, a Cayman Islands limited duration company ("Quantum" and together with Thayer and Perseus, the "Holders" and each a "Holder").

     WHEREAS, each Holder is purchasing shares of the Company's Series D Preferred Stock pursuant to a Series D Purchase Agreement dated the date hereof (the "Purchase Agreement"); and

     WHEREAS, the Company will issue Class A warrants (the "Warrants") to initially purchase an aggregate of 9,000 shares of Class A Common Stock, par value $0.01 per share (the "Common Stock"), of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), to the Holders in connection with, and in consideration for, the Holders' entering into the Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1.  CERTAIN DEFINITIONS.

     As used in this Agreement, the following terms shall have the following respective meanings:

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such specified Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Business Day" means any day other than a Legal Holiday.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exercise Rate" has the meaning given it in Section 7.

     "Holder" is defined in the recitals hereto.

     "Nonpublic Warrant Shares" shall mean Warrant Shares that have not been sold to the public (or pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act) and bear the legend set forth in Section 2.2(b) below.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business.

     "Private Placement and Transfer Restriction Legend" means the legend set forth in Section 2.2(b) to be placed on all Warrants issued under this Warrant
         --------------
Agreement except where otherwise permitted by the provisions of this Warrant Agreement.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended.

SECTION 2. ISSUANCE OF WARRANTS; WARRANT CERTIFICATES.

     2.1.  Form and Dating.

     The Warrant shall be substantially in the form of Exhibits A-1, A-2 and A-3 hereto (the "Warrant Certificates"). The Warrant may have notations, legends or endorsements required by law, stock exchange rule or usage. The Warrant shall be dated the date hereof.

     The terms and provisions contained in the Warrants shall constitute, and are hereby expressly made, a part of this Warrant Agreement. The Company and the Holders, by their execution and delivery of this Warrant Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Warrant conflicts with the express provisions of this Warrant Agreement, the provisions of this Warrant Agreement shall govern and be controlling.

     2.2.  Transfer and Exchange.

     (a) Subject to the transfer conditions referred to in the legends endorsed on the Warrant, the Warrant and all rights thereunder are transferable in whole or in part, without charge to the registered holder, upon surrender of the Warrant with a properly executed Assignment (in the form of Exhibit B
                                                                ---------
hereto) at the principal office of the Company.

     (b)   Legend.

     The following legend shall appear on the face of all the Warrants issued under this Warrant Agreement unless specifically stated otherwise in the applicable provisions of this Warrant Agreement.

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE WARRANT AGREEMENT PURSUANT TO WHICH THIS SECURITY IS ISSUED) AND IN

ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PURCHASER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN
(A) ABOVE.

     2.3.  Replacement Warrants.

     If a mutilated Warrant is surrendered to the Company and the Company receives evidence to its satisfaction of the destruction, loss or theft of the Warrant, the Company shall issue a replacement Warrant. If required by the Company, an indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Company to protect the Company from any loss that it may suffer if a Warrant is replaced. The Company may charge for its expenses in replacing a Warrant.

     Every replacement Warrant is an additional warrant of the Company and shall be entitled to all of the benefits of this Warrant Agreement equally and proportionately with all other Warrants duly issued hereunder.

SECTION 3. TERMS OF THE WARRANT; EXERCISE OF THE WARRANT.

     3.1. Subject to the terms of this Agreement, each Warrant holder shall have the right, which may be exercised during the period commencing the date hereof and until 5:00 p.m., New York City time on November 22, 2010, to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants upon payment to the Company of $.01(the "Exercise Price") either by (i) a bank or certified check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Shares being purchased upon such exercise (the "Aggregate Exercise Price"), (ii) the surrender to the Company of securities of the Company or its subsidiaries having a Market Value equal to the Aggregate Exercise Price of the Warrant Shares being purchased upon such exercise (provided that for purposes of this subparagraph, and notwithstanding the definition of Market Value set forth below, the Market Value of any note or other debt security or any preferred stock shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued and unpaid dividends thereon) or (iii) a written notice to the Company that the Holder is exercising the Warrant (or a portion thereof) and authorizing the Company to withhold from issuance a number of Warrant Shares issuable upon such exercise of the Warrant which when multiplied by the Market Value of the Warrant Shares is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant). Each Warrant not exercised prior to 5:00 p.m., New York City time, on November 22, 2010 (the "Expiration Date") shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

     3.2. In order to exercise all or any of the Warrants represented by the Warrant Certificate, the Holder must surrender for exercise the Warrant Certificate to the Company together with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Company of the Exercise Price, which is set forth in the form of Warrant Certificate attached hereto as Exhibit A, as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised.

     3.3. Subject to the provisions of Section 4 hereof, upon compliance with clause 3.1 above, the Company shall deliver or cause to be delivered with all reasonable dispatch, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants or other securities or property to which such holder is entitled hereunder, together with cash as provided in Section 8 hereof; provided that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in Section 7(l) hereof, or a tender offer or an exchange offer for shares of Common Stock shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, deliver or cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence or other securities or property to which such holder is entitled hereunder, together with cash as provided in Section 8 hereof. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

     3.4. The Warrants shall be exercisable, at the election of the Holder, either in full or from time to time in part. If less than all the Warrants represented by the Warrant Certificate are exercised, the Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company, registered in such name or names as may be directed in writing by the Holder, and the Company shall deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

     3.5. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Company.

     3.6. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holder during normal business hours at its office.

SECTION 4. PAYMENT OF TAXES.

     The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of the Warrant; provided that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 5. RESERVATION OF WARRANT SHARES.

     5.1. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Class A Common Stock or its authorized and issued Class C Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of the Warrant, the maximum number of shares of Class A Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

     5.2. The Company or, if appointed, the transfer agent for the Class A Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 8 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each holder pursuant to Section 9 hereof.

     5.3.  Before taking any action which would cause an adjustment pursuant to
Section 8 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

     5.4. The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

SECTION 6. OBTAINING STOCK EXCHANGE LISTINGS.

     The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of the Warrant, will be listed on the principal securities exchanges, automated quotation systems or other markets within the United States of America, if any, on which other shares of Class A Common Stock are then listed, if any.

SECTION 7. ADJUSTMENT OF NUMBER OF WARRANT SHARES.

     Each Warrant will initially be exercisable by the holder thereof into one share of Class A Common Stock at the Exercise Price. The number of Warrant Shares that may be purchased upon the exercise of each Warrant (the "Exercise Rate") will be subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 7. For purposes of this Section 7,
                              ---------                        ---------
"Common Stock" means the Class A Common Stock and any other capital stock of the Company into or for which such Class A Common Stock is converted or exchanged pursuant to any merger, consolidation, or recapitalization involving the Company in each case, for which the Warrants may be exercised and where, as a result of this definition, the term refers to more than one class of securities, the adjustment provisions of this Section 7 shall be equitably adjusted to achieve
                              ---------
as nearly as practicable the intended result as evidenced by the text of such adjustment provisions.

     (a) Adjustments for Change in Capital Stock. If at any time after the date of this Agreement the Company:

               (1) pays a dividend or makes a distribution on its Common Stock exclusively in shares of its Common Stock;

               (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

               (3) combines its outstanding shares of Common Stock into a smaller number of shares;

               (4) pays a dividend or makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

               (5) issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Rate in effect immediately prior to such action shall be proportionately adjusted upon occurrence of such event so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which such holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action. If upon exercise of a Warrant after an adjustment to the Exercise Rate pursuant to clauses (4) or (5) of this Section 7(a), the holder of such
                         ---    ---         ------------
Warrant may receive shares of two or more classes or series of capital stock of the Company, the exercise rights and the Exercise Rate of each class of capital stock shall thereafter be subject to further adjustment on terms comparable to those applicable to Common Stock in this Section 7. The adjustment pursuant to
                                         ---------
this Section 7(a) shall be made successively each time that any event listed in
    -------------
this Section 7(a) above shall occur.
     ------------

     (b) Adjustment for Rights Issue. In case the Company shall issue to all holders of Common Stock, or shall make a dividend or other distribution on the Common Stock consisting exclusively of, rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock or securities convertible into or exchangeable for Common Stock at a price per share (determined in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total consideration payable to the Company upon exercise, conversion or exchange of such rights, options, warrants or convertible or exchangeable securities, by (y) the total number of shares of such class or series of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) less than the Current Market Price (determined as provided in paragraph (f) of this Section 7) on the date fixed
                                     ---         ---------
for the determination of shareholders entitled to receive such rights, options, or warrants or convertible or exchangeable securities, the number of Warrant Shares for which each Warrant may be exercised shall be determined (and the Exercise Rate shall be appropriately adjusted) by multiplying the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such rights, options or warrants, or convertible or exchangeable securities, by a fraction (not less than one) of which the numerator shall be the number of shares of Common Stock outstanding immediately after giving effect to such dividend or other distribution (and assuming that such rights, options, warrants or convertible or exchangeable securities had been fully exercised or converted, as the case may be) and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of shareholders entitled to receive such rights, options, or warrants or convertible or exchangeable securities plus the number of shares of Common Stock determined by dividing the aggregate consideration that would be received by the Company for the additional shares of Common Stock to be issued, purchased or subscribed for upon exercise of such rights, options or warrants or upon conversion or exchange of such convertible or exchangeable securities by the Current Market Price (determined as provided in paragraph (f) of this Section 7) on the date fixed for the
                         ---         ---------
determination of shareholders entitled to receive such rights, options or warrants, or convertible or exchangeable securities; provided, however, that no
                                                     --------  -------
further adjustment to the number of Warrant Shares shall be made upon the subsequent issue or sale of Common Stock pursuant to such rights, options or warrants or convertible or exchangeable securities. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Stock.

     (c) Adjustments for Issuances. In case the Company shall issue Common Stock or rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock or securities convertible into or exchangeable for Common Stock for a consideration per share of Common Stock (determined in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) less than the Current Market Price (determined as provided in paragraph (f) of this Section 7), the number of
                                     ---        ----------
Warrant Shares for which each Warrant may be exercised shall be determined (and the Exchange Rate shall be appropriately adjusted) by multiplying the number of Warrant Shares issuable immediately prior to the close of business on the date on which the Company fixes the offering price of such additional shares by a fraction (not less than one) of which the numerator shall be the number of shares of Common Stock outstanding immediately after giving effect to such issuance (and assuming, in the case of rights, options, warrants or convertible or exchangeable securities that such rights, options, warrants or convertible or exchangeable securities had been fully exercised or converted, as the case may be) and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date on which the Company fixes the offering price of such additional shares plus a number of shares of Common Stock determined by dividing the aggregate consideration received by or payable to the Company for the additional shares of Common Stock so issued or sold or to be issued, purchased or subscribed for upon exercise of such rights, options or warrants or upon conversion or exchange of such convertible or exchangeable securities by the Current Market Price (determined as provided in paragraph (f) of this Section 7)
                                                          ---         ---------
on the date on which the Company fixes the offering price of such additional shares; provided that, in the event that the Company issues equity securities as
        --------
part of a unit with debt securities, the allocation of the purchase price shall be determined in good faith by the Board of Directors of the Company. The increase in the number of Warrant Shares provided for in the preceding sentence shall not apply upon (i) the issuance of securities in transactions described in paragraphs (a) or (b) of this Section 7 or pursuant to the exercise, exchange or
           ---    ---         ---------
conversion of any such securities issued under this paragraph (c); (ii) the issuance of Common Stock to shareholders of any Person that immediately or subsequently merges with or into the Company or any subsidiary thereof in proportion to their stock holdings of such Person immediately prior to such merger; (iii) the issuance of Common Stock in a bona fide underwritten public offering; (iv) the issuance of Common Stock upon the exercise of options held by management outstanding on the Closing Date; (v) the issuance of Common Stock upon the exercise of Warrants; (vi) Common Stock issued to the Company's employees, directors or consultants (or any of the foregoing of its subsidiaries) under bona fide employee benefit plans adopted by the Board of Directors (but only to the extent that the aggregate number of shares excluded hereby and issued after the date of this Warrant Agreement shall not, together with the shares of Common Stock underlying the options described in the last paragraph of subsection 7(b) hereof, exceed 3% of the Class A Common Stock outstanding at the time of the adoption of each such plan, exclusive of anti-dilution adjustments thereunder); and (vi) the exercise of conversion rights pursuant to the Company's certificate of incorporation.

     (d) Superseding Adjustment. If, at any time (x) after any adjustment in the number of shares issuable upon exercise of the Warrants shall have been made pursuant to Section 7(b) or 7(c) on the basis of the issuance of rights, options
            ------------    ----
or warrants entitling the holders thereof to subscribe for or purchase Common Stock or securities convertible into or exchangeable for Common Stock, or (y) after new adjustments in the number of shares issuable upon exercise of the Warrants shall have been made pursuant to this Section 7(d),
                                               -------------

               (i) the right of conversion, exercise or exchange in such rights, options or warrants, or convertible or exchangeable securities shall expire, and the right of conversion, exercise or exchange in respect of any or all of such rights, options or warrants, or convertible or exchangeable securities shall not have been exercised, and/or

               (ii) the consideration per share for which shares of Common Stock are issuable pursuant to the terms of such rights, options or warrants, or convertible or exchangeable securities shall be increased or decreased by virtue of provisions therein or by virtue of the conversion rate or exchange rate of such security being changed contained for an automatic increase or decrease in such consideration per share upon the arrival of a specified date or the happening of a specified event or by agreement between the Company and the holders of such securities, such previous adjustment shall be rescinded and annulled. Thereupon, a recomputation shall be made of the effect of such rights, options or warrants, or convertible or exchangeable securities on the basis of

               (iii) treating the number of shares of Common Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such right of conversion, exercise or exchange as having been issued on the date or dates of such exercise and for the consideration actually received and receivable therefor, and treating the rights, options or warrants, or convertible or exchangeable securities which have expired and shall not have been exercised as if such securities had not been issued, and

               (iv) with respect to securities as to which the consideration per share of Common Stock has been changed, treating any such rights, options or warrants or convertible or exchangeable securities which then remain outstanding as having been granted or issued immediately after the time of such increase or decrease for the consideration per share for which shares of Common Stock are issuable under such rights, options or warrants or convertible or exchangeable securities, and in each such case, a new adjustment in the number of shares issuable upon exercise of the Warrants shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled. No adjustment in the number of shares issuable upon exercise of the Warrants pursuant to this Section 7(d)
                                                              -------------
shall change the number of or otherwise affect any shares of Common Stock issued prior to such adjustment upon exercise of the Warrants.

     (e) Adjustment for Other Distributions. In case the Company shall (i) make a dividend or other distribution on the Common Stock (other than a distribution covered by any of paragraphs (a), (b), or (c) of this Section 7), (ii) purchase
                             ---  ---     ---         ---------
or otherwise acquire for value any shares of Common Stock, then the number of Warrant Shares for which each Warrant may be exercised shall be determined by multiplying the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution or the date of such purchase by a fraction (not less than one) of which the numerator shall be the Current Market Price (determined as provided in paragraph (f) of this
                                                                 ---
Section 7) on the date fixed for the determination of shareholders entitled to
---------
receive such distribution on the date of such purchase and the denominator of which shall be such Current Market Price minus the result obtained by dividing the aggregate amount of cash and the fair market value of any property distributed or paid to effect such distribution or repurchase, as the case may be, by the number of shares of Common Stock outstanding immediately prior to the date fixed for the determination of shareholders entitled to receive such distribution on the date of such purchase; provided that, any particular adjustment of the number of
                  --------
Warrant Shares pursuant to this paragraph (e) shall be of no force and effect if the Company pays in respect of a distribution or a purchase which gave rise to such adjustment to each Warrant holder, upon exercise of such Warrant holder's Warrant(s), an amount of consideration to which such Warrant holder would have been entitled in connection with such distribution or purchase had such Warrant holder exercised its Warrant(s) immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution or the date of such purchase.

     (f) Current Market Price.  For the purpose of any computation under this

Section 7, the current market price (the "Current Market Price") per share of
---------                                 --------------------
Common Stock of the Company or any other security) (the "Applicable Share") on
                                                         ----------------
any date shall be deemed to be the average of the daily closing prices of such Applicable Share on the principal national securities exchange, on which the Applicable Shares are listed or admitted to trading or, if the Applicable Shares are not so listed, the average daily closing bid prices of such Applicable Shares on the NASDAQ National Market System if the Applicable Shares are quoted thereon, in any such case, for the 20 consecutive trading days ending on the 5/th/ trading day before the date in question. If, on any date on which computation of the Current Market Price is to be made hereunder, the Applicable Shares are not so listed or quoted on a national securities exchange or the NASDAQ National Market System, the Current Market Price (except as otherwise provided herein) shall be determined in accordance with Section 7(p) below.

     (g) No Amendments. The Company will not, by amendment of its articles of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant holders thereof against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrants from time to time outstanding and (ii) will not take any action which results in any adjustment of the number of Warrant Shares if the total number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's articles of incorporation and available for the purposes of issue upon such exercise.

     (h) Voluntary Increases. The Company may, but shall not be obligated to, make such increases in the number of Warrant Shares, in addition to those required by paragraphs (a) through (c) of this Section 7, as it considers to be
                       ---         ---         ---------
advisable in order that any event treated for United States federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients or if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

     (i) When De Minimis Adjustment May Be Deferred. No adjustment in the number of Warrant Shares shall be required unless such adjustment (plus any other adjustments not previously made by reason of this paragraph (i)) would require an increase or decrease of at least

1% in the number of Warrant Shares; provided, however, that any adjustments
                                    --------  -------
which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     (j) Consolidation, Merger, Reorganization or Recapitalization of the Company. In case at any time the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization of the Common Stock not subject to adjustment under any of the paragraphs (a)
                                                                       ---
through (h) of this Section 7) in which the previously outstanding Common Stock
        ---         ---------
shall be converted or changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a "Transaction"),
                                                               -----------
provision shall be made so that each holder of a Warrant, upon the exercise thereof at any time on or after the consummation of the Transaction, shall be entitled to receive, and such Warrant shall thereafter represent the right to receive, in lieu of the Common Stock issuable upon such conversion prior to such consummation, the securities, cash or other property to which such holder would have been entitled upon consummation of the Transaction if such holder had exercised such Warrant immediately prior thereto (subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section 7). The Company will not effect any
                                 ---------
Transaction unless prior to the consummation thereof each corporation or entity (other than the Company) which may be required to deliver any securities or other property upon the exercise of the Warrants as provided herein shall assume, by written instrument delivered to each holder of the Warrants, the obligation to deliver to such holder such securities or other property as in accordance with the foregoing provisions such holder may be entitled to receive, and such corporation or entity shall have similarly mailed or delivered to each holder of the Warrants an opinion of counsel for such corporation or entity, reasonably satisfactory to the holders of a majority of the Warrants then outstanding, which opinion shall state that all of the outstanding Warrants, including, without limitation, the provisions of this Section 7, shall
                                                      ---------
thereafter continue in full force and effect and shall be enforceable against the Company and such corporation or entity in accordance with the terms hereof and thereof, together with such other matters as such holders may reasonably request. The foregoing provisions of this Section 7(j) shall similarly apply to
                                          ------------
successive mergers, consolidations, sales of assets, liquidations and recapitalizations.

     (k) Consideration Received. For purposes of any computation respecting consideration received pursuant to this Section 7, the following shall apply:
                                        ---------

               (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in
                                                               --------
     no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

               (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in accordance with Section 12; and
          ----------

               (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this paragraph (k)).

          (l) When Issuance or Payment May Be Deferred. In any case in which this Section 7 shall require that an adjustment in the Exercise Rate be made
     ---------
effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Rate and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 13;
                                                             ----------
provided, however, that the Company shall deliver to such holder a due bill or
--------  -------
other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

          (m) Form of Warrants. Irrespective of any adjustments in the Exercise Price or the Exercise Rate or kind of shares or other assets purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares or other assets as are stated in the Warrants initially issuable pursuant to this Agreement.

          (n) Adjustment in Exercise Price. Upon each adjustment in the number of Warrant Shares for which a Warrant is exercisable pursuant to this Section 7,
                                                                      ---------
the Exercise Price for such Warrant shall be adjusted to equal an amount per share of Common Stock equal to the Exercise Price before such adjustment multiplied by a fraction, of which the numerator is the number of Warrant Shares for which a Warrant is exercisable immediately before giving effect to such adjustment and the denominator of which is the number of Warrant Shares for which a Warrant is exercisable immediately after giving effect to such adjustment; provided, however, that in no event shall the Exercise Price be
            --------  -------
reduced below the $0.01 per share par value of the Common Stock for which the Warrant is exercisable.

          (o) No Dilution or Impairment. If any event shall occur as to which the provisions of Section 7 are not strictly applicable but the failure to make
                  ---------
any adjustment would adversely affect the purchase rights represented by the Warrants in a way that is contrary to the manifest and essential intent and principles of Section 7, then, in each such case, the Company shall appoint an
              ---------
Independent Financial Expert, which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 7 of this Agreement to preserve, without dilution, such
               ---------
exercise rights. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders and shall make the adjustments described therein. The Company will at all times in good faith assist in the carrying out of the terms of this Agreement.

          (p) Valuation by Independent Financial Expert. For purposes of this Agreement, the Current Market Price of Warrant Shares or other property shall be equal to the Fair Market Value (as defined below) of such Warrant Shares or property, as the case may be, and will be determined as follows. Upon the request of the holders of a majority of the Warrant Shares, a "big-six" accounting firm or a nationally recognized investment bank with experience in transactions of comparable size and magnitude and which shall not have performed significant work for the Company (other than the preparation of the Annual Value Report) during the immediately preceding one year (an "Independent Financial Expert") heretofore appointed by the Board of Directors of the Company for purposes of determining such Fair Market Value shall deliver to the Company and the Warrant holders a written report (an "Annual Value Report") specifying such Fair Market Value. At any time the Current Market Price of Warrant Shares or other property is to be determined under this Agreement, such Current Market Value shall be equal to the greater of (x) the Fair Market Value of such Warrant Shares or property, as the case may be, specified in the most recent Annual Value Report and (y) the Fair Market Value of such Warrant Shares or property, as the case may be, as determined in good faith by the Board of Directors of the Company; provided that if such Current Market Price is being determined more
         --------
than six months after the date of the most recent Annual Value Report and the Warrant holders holding the majority of the then outstanding Warrants disagree with such determination, the Board of Directors of the Company shall appoint an Independent Financial Expert and cause such Independent Financial Expert to promptly prepare and to deliver to the Warrant holders a written report (a "Value Report") specifying such Fair Market Value within the time period specified below. In such circumstance, the Fair Market Value of the Warrant Shares or other property, as the case may be, will be equal to the greater of such Fair Market Value (1) specified in the Value Report, (2) specified in the most recent Annual Value Report and (3) determined in good faith by the Board of Directors, as aforesaid. The Fair Market Value so determined shall, absent manifest error, be conclusive and binding on all parties hereto.

          The Company shall use its best efforts to ensure that the information shall be complete and accurate in all material respects and that any forecasts shall be based on unbiased assessments made in good faith. The Company shall cooperate fully with such Independent Financial Experts in the conduct of their valuation, including making management reasonably available and offering access to the premises of the Company to the Independent Financial Experts during regular business hours and on reasonable notice.

          "Fair Market Value" of the Warrant Shares or other property, as the case may be, as of the date of determination shall mean the price that a willing buyer would pay to a willing seller for the relevant Warrant Shares or other property, as the case may be, in an arm's length transaction, with neither party being under any immediate obligation or need to consummate the transaction, it being understood that the buyer and seller in arriving at such price in determining the value of Warrant Shares would each consider, among other factors, the past and prospective earnings of the Company, the initial public offering value of the Company if shares of Common Stock of the Company were offered to the public in a widely distributed initial public offering and listed on one or more major stock exchanges, and comparable stock market valuations assuming such shares of Common Stock are publicly traded and widely distributed with no discount for lack of liquidity; provided that such valuation shall exclude any
                                --------
minority discount.

           The Fair Market Value for the Warrant Shares or other property, as the case may be, shall be stated in U.S. dollars. The Company shall be responsible for all compensation of the Independent Financial Experts; provided
                                                                       --------
that the Warrant holders shall be responsible for the compensation of the Independent Financial Expert with respect to the Value Report in the event that the Fair Market Value specified in such Value Report is less than the greater of
(x) the Fair Market Value specified in the Annual Value Report and (y) the Fair Market Value determined by the Board of Directors pursuant to the first paragraph of this Section 12. When the Independent Financial Expert is asked to
                  ----------
deliver a Value Report it shall submit such Value Report simultaneously to the Company and the Warrant holders at 12:00 noon New York time on the thirtieth day after being jointly instructed by the Company and the Warrant holders to initiate the valuation calculation or, if such day is not a business day, on the next business day.

SECTION 8. FRACTIONAL INTERESTS.

           The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Fair Value per Warrant Share, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole U.S. cent.

SECTION 9  NOTICES TO WARRANT HOLDERS.

           9.1. Upon any adjustment of the Exercise Price pursuant to Section 9 hereof, the Company shall promptly thereafter (i) cause to be prepared a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the holders of Warrants at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder) written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 9.

          9.2.  In case:

          (i) the Company shall authorize the issuance to all holders of shares of Class A Common Stock of rights, options or warrants to subscribe for or purchase shares of Class A Common Stock or of any other subscription rights or warrants;

          (ii) the Company shall authorize the distribution to all holders of shares of Class A Common Stock of evidences of its indebtedness or assets (other than dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company prepared in accordance with generally accepted accounting principles or dividends payable in shares of Class A Common Stock or distributions referred to in subsection 9.1 hereof);

          (iii) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Class A Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Class A Common Stock;

          (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (v) the Company proposes to take any action (other than actions of the character described in subsection 7.1 hereof) which would require an adjustment of the Exercise Price pursuant to Section 7 hereof;

then the Company shall cause to be given to each of the registered holders of Warrants at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder), at least 20 days (or 10 days in any case specified in clauses (i) or (ii) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating
(x) the date as of which the holders of record of shares of Class A Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Class A Common Stock, or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Class A Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 9 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

          9.3. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders of Warrants the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

SECTION 10.  REPORTS

          10.1. The Company agrees with Holder, for so long as any Warrants or Warrant Shares remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of Holder, to such Holder or beneficial owner of Warrants or Warrant Shares in connection with any sale thereof and any prospective purchaser of such Warrants or Warrant Shares designated by such Holder or beneficial owner, the information required by Rule 144(A)(d)(4) under the Securities Act in order to permit resales of such Warrants or Warrant Shares pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Warrants or Warrant Shares pursuant to Rule 144A.

SECTION 11.  NOTICES TO COMPANY.

          Any notice or demand authorized by this Agreement to be given or made by the registered holder of any Warrant to or on the Company shall be sufficiently given or made when received if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company) as follows:

          The Derby Cycle Corporation
          300 First Stamford Place
          Stamford, CT 06902
          Telecopier No.:
          Attention: Daniel Lynch

With a copy to:

          Kirkland & Ellis
          International Financial Centre
          Old Broad Street
          London EC2N 1HQ
          UK
          Telecopier No.: 44 171 816-8800
          Attention: M. Gilbey Strub, Esq.

SECTION 12.  FURTHER AGREEMENTS.

          12.1.  Public Equity Offering.

          The Company agrees that it shall not undertake any initial Public Equity Offering of Class A Common Stock of any class other than the class of Class A Common Stock into which the Warrants are exercisable, unless the Company provides Holders of the Warrants and Non Public Warrant Shares the ability to convert their Warrant Shares or to exercise their Warrants for Class A Common Stock of the same class as is the subject of the initial Public Equity Offering.

          12.2.  Investment Company.

          The Company agrees that it shall not, and shall not permit any of its subsidiaries, to take any action that would subject it to the requirements of the Investment Company Act of 1940.

SECTION 13.  SUPPLEMENTS AND AMENDMENTS.

          The Company may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrants. Any amendment or supplement to this Agreement that has an adverse effect on the interests of the holders of Warrants shall require the written consent of the holders of Warrants exercisable into a majority of the Warrant Shares. The consent of each holder of Warrants affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in this Agreement) or which would affect any holder of Warrants in a manner different from any other holder of Warrants.

SECTION 14.  SUCCESSORS.

          All the covenants and provisions of this Agreement by or for the benefit of the Company or Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 15.  TERMINATION.

          This Agreement shall terminate at 5:00 p.m., New York City time on November 22, 2010. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised.

SECTION 16.  GOVERNING LAW.

          This Agreement and the Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State.

SECTION 17.  BENEFITS OF THIS AGREEMENT.

          Nothing in this Agreement shall be construed to give to any Person other than the Company and the registered holders of Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of Warrants.

SECTION 18.  COUNTERPARTS.

          This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.



                           [Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.


                              The Derby Cycle Corporation


                              By:   /s/ Daniel S. Lynch
                                 ------------------------------
                                 Name:  Daniel S. Lynch
                                 Title: Chief Financial Officer


                              Thayer Equity Investors III, L.P.


                              By:   /s/ Robert E. Michalik
                                 ------------------------------
                                 Name:  Robert E. Michalik
                                 Title: Manager


                              Perseus Cycle, L.L.C.


                              By:   /s/ William B. Ford
                                 ------------------------------
                                 Name:  William B. Ford
                                 Title: Managing Director

                              Quantum Industrial Partners LDC


                              By:   /s/ Michael C. Neus
                                 ------------------------------
                                 Name:  Michael C. Neus
                                 Title: Attorney-in-Fact